UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 16, 2023

Hanesbrands Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-32891	20-3552316
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 East Hanes Mill Road Winston-Salem, North Carolina	27105
(Address of principal executive offices)	(Zip Code)

(336) 519-8080

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, Par Value $0.01	HBI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On November 16, 2023, Hanesbrands Inc. (the “Company”) entered into a Cooperation Agreement (the “Cooperation Agreement”) with Barington Companies Equity Partners, L.P., Barington Capital Group, L.P., Barington Companies Management, LLC and James A. Mitarotonda (collectively, “Barington”) regarding the composition of the Company’s Board of Directors (the “Board”) and related matters, as further described below. The term of the Cooperation Agreement ends on the date that is 30 days prior to the notice deadline under the Company’s Amended and Restated Bylaws for the submission of stockholder director nominations with respect to the Company’s 2025 annual meeting of stockholders (the “Cooperation Period”), unless earlier terminated in conjunction with the Advisor’s termination of its advisory services, as described below.

Appointment of John Mehas as Director

Pursuant to the Cooperation Agreement, the Company agreed to appoint John Mehas as a new independent director on the Board, to serve for an initial term expiring at the Company’s 2024 annual meeting of stockholders (the “2024 Annual Meeting”). The Company also agreed to include Mr. Mehas among the Company’s slate of director nominees for election at the 2024 Annual Meeting and to support Mr. Mehas for election in a manner consistent with its support for the other nominees of the Company.

Appointment of Barington Companies Management, LLC as Advisor

Pursuant to the Cooperation Agreement, Barington Companies Management, LLC will serve as an advisor to the Company (the “Advisor”) during the Cooperation Period. The Advisor will provide advisory services to the Company from time to time with respect to the Company’s business, operations, strategic and financial matters, corporate governance and the composition of the Board. The Company will pay the Advisor a fee of $20,000 per month that it serves as the Advisor. From and after five months from the effective date of the Cooperation Agreement, the Advisor may, upon receipt of such written termination notice to the Company, terminate its agreement to serve as the Advisor. In accordance with the terms of the Cooperation Agreement, any such termination will also result in the termination of the Cooperation Agreement upon the later of 30 days following the receipt of such written notice and the written certification of Barington’s compliance with certain confidentiality-related provisions.

Voting and Standstill Agreements

Furthermore, under the terms of the Cooperation Agreement and during the Cooperation Period, Barington agreed to vote all of its shares of the Company’s common stock (and the shares of its affiliates) (i) in favor of the election of directors nominated by the Board at the 2024 Annual Meeting, (ii) against any stockholder nominations for directors that are not approved and recommended by the Board for election, (iii) against any proposals to remove any member of the Board and (iv) otherwise in accordance with the Board’s recommendation on all other proposals or business subject to stockholder action, subject to certain exceptions set forth in the Cooperation Agreement. Barington also agreed to certain customary standstill restrictions during the Cooperation Period, including, among other things, restrictions against acquiring any shares of the Company’s common stock that would result in Barington beneficially owning more than 5.0% of the outstanding common stock, soliciting proxies, making stockholder proposals and nominating directors for election to the Board.

The foregoing summary of the Cooperation Agreement does not purport to be complete and is qualified in its entirety by reference to the Cooperation Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in Item 1.01 is incorporated into this Item 5.02 by reference.

On November 16, 2023, the Board increased the number of members of the Board from 10 to 13 and appointed Colin Browne, Natasha Chand and John Mehas (each, an “Appointee”) to serve as directors of the Company, effective immediately. Each Appointee will serve for an initial term expiring at the 2024 Annual Meeting and until his or her successor is elected and qualified, or until his or her earlier resignation or removal. The Board has determined that the number of directors constituting the Board will return to 10 directors, effective at the 2024 Annual Meeting. Accordingly, the Board expects to nominate up to 10 director nominees to stand for election or re-election as directors at the 2024 Annual Meeting.

The Board has determined that each Appointee is an independent director according to New York Stock Exchange listing standards and the Company’s Corporate Governance Guidelines. The Board has not yet determined Board committee assignments for any of the Appointees.

Each Appointee’s compensation will be consistent with the Company’s previously disclosed standard compensatory arrangements for non-employee directors, which are described in the Company’s most recent proxy statement filed with the Securities and Exchange Commission on March 15, 2023 under the heading “Director Compensation.” Each Appointee’s compensation for 2023 will be prorated to reflect the commencement date of his or her Board service.

Other than the Cooperation Agreement (solely with respect to Mr. Mehas) and the standard compensatory arrangements described above, there are no arrangements or understandings between any Appointee and any other person pursuant to which he or she was elected as a director. The Company is not aware of any transaction with any Appointee that would require disclosure under Item 404(a) of Regulation S-K.

Item 7.01 Regulation FD Disclosure.

On November 16, 2023, the Company issued a press release with respect to the matters described in this Current Report on Form 8-K, a copy of which is attached hereto and furnished as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Cooperation Agreement, dated as of November 16, 2023, by and among Hanesbrands Inc., Barington Companies Equity Partners, L.P., Barington Capital Group, L.P., Barington Companies Management, LLC and James A. Mitarotonda.

99.1	Press Release dated November 16, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HANESBRANDS INC.

Date: November 16, 2023	By:	/s/ Tracy M. Preston
	Name:	Tracy M. Preston
	Title:	EVP, Chief Legal & Compliance Officer and Corporate Secretary